Exhibit 1.1

Execution

NEW FORTRESS ENERGY INC.

(a Delaware corporation)

6,900,000 Shares

Class A common stock (par value $0.01 per share)

UNDERWRITING AGREEMENT

NEW FORTRESS ENERGY INC.

(a Delaware corporation)

Class A common stock

(par value $0.01 per share)

UNDERWRITING AGREEMENT

December 14, 2022

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

Energy Transition Holdings LLC (the “Selling Stockholder”), a stockholder of New Fortress Energy Inc., a Delaware corporation (the “Company”), proposes to sell to J.P. Morgan Securities LLC (the “Underwriter”) an aggregate of 6,900,000 shares (the “Shares”) of Class A common stock, par value $0.01 per share (the “Common Stock”) of the Company.

The Company and the Selling Stockholder hereby confirm their agreement with the Underwriter (this “Agreement”) concerning the purchase and sale of the Shares, as follows:

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (No. 333-254469), including a prospectus, relating to various securities of the Company (the “Shelf Securities”), including the Shares, to be offered from time to time by the Company or the Selling Stockholder and other stockholders of the Company, which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness (the “Rule 430B Information”) pursuant to Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the Securities Act (the Securities Act, together with such rules and regulations of the Commission thereunder, the “Securities Act Regulations”) is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated March 18, 2021 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, an “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, or (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “Applicable Time” means 6:30 pm, New York City time, on December 14, 2022, or such other time as agreed by the Company, the Selling Stockholder and the Underwriter. “Time of Sale Prospectus” means any Issuer Free Writing Prospectuses that is intended for general distribution to prospective investors (other than a broadly available roadshow), as evidenced by its being specified in Schedule B-2 and that is issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act” and such rules and regulations of the Commission thereunder, the “Exchange Act Regulations”), that are deemed to be incorporated by reference therein.

SECTION 1.      Representations and Warranties of the Company.

(a)          Representations and Warranties. The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time and the Closing Time, and agrees with the Underwriter, as follows:

(i)            Registration Statement and Prospectuses. The Registration Statement has become effective. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each preliminary prospectus delivered by the Company to the Underwriter for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)           Accurate Disclosure. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Time (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Time of Sale Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with (i) written information furnished to the Company by the Underwriter expressly for use therein (for purposes of this Agreement, the only information so furnished shall be the information describing underwriting compensation contained in the third paragraph and the information describing stabilization activities contained in the seventh and eighth paragraphs under the heading “Underwriting” in each case contained in the Prospectus (collectively, the “Underwriter Information”)) or (ii) written information furnished to the Company by the Selling Stockholder expressly for use therein (for purposes of this Agreement, the only information so furnished shall be the name, address and the number of shares of Common Stock owned by such Selling Stockholder before and after the offering contemplated hereby and the other information with respect to such Selling Stockholder (other than percentages) that appears in the table and corresponding footnotes under the caption “Selling Stockholders” in the Time of Sale Prospectus (collectively, the “Selling Stockholder Information”)).

(iii)          Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv)          Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)           Organization and Good Standing of the Company. The Company and each of its subsidiaries has been duly organized, is validly existing and in good standing as a corporation, limited liability company, limited partnership or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation, limited liability company, limited partnership or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, members’ or stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), or, material adverse effect on the performance by the Company of its obligations under this Agreement. The Company and its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(vi)          Due Authorization. The Company has all requisite limited liability company, limited partnership, corporate or other power, as applicable, and authority to perform its obligations under this Agreement. All action required to be taken for the due and proper authorization, execution and delivery of this Agreement by the Company has, as of the Closing Time, been duly and validly taken.

(vii)         Capitalization. The Company has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and all of the authorized, issued and outstanding shares of capital stock (including the Shares) have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Shares are not subject to any preemptive or other similar rights of any securityholder of the Company. All of the issued and outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as described in each of the Registration Statement, Time of Sale Prospectus and Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (collectively, “Liens”), except for Liens as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(viii)        No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in each of the Registration Statement, Time of Sale Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any Lien upon any property or assets of the Company or any of its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(x)           No Consents Required. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, except (A) such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the rules of the Nasdaq Global Select Market, state securities or Blue Sky laws or the rules of the Financial Industry Regulatory Authority (“FINRA”), and (B) such consents, approvals, authorizations or orders that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xi)          Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and/ or filed as required.

(xii)         Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any related person as defined under Item 404 of Regulation S-K required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(xiii)        Financial Statements; Non-GAAP Financial Measures. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except for any annual year-end adjustment, the adoption of new accounting principles, and except as otherwise noted therein. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Any disclosures contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(xiv)        Distributions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying distributions or dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary of the Company, except (i) as described in or contemplated in each of the Registration Statement, Time of Sale Prospectus and Prospectus (including any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such subsidiary’s jurisdiction of formation and the organizational documents of such subsidiaries, as applicable, (iii) for such prohibitions arising under the debt agreements of such subsidiaries and (iv) where such prohibition would not, individually or in the aggregate, have a Material Adverse Effect.

(xv)         Independent Auditors. Ernst & Young LLP, which have audited certain financial statements of the Company and its subsidiaries (including certain separate financial statements of Golar LNG Partners LP and Hygo Energy Transition Ltd.), the reports of which are incorporated by reference into the Registration Statement, Time of Sale Prospectus and Prospectus, and which have delivered the initial letter referred to in Section 7(g) hereof, are independent auditors with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) as required by the Securities Act.

(xvi)        Accounting Controls. The Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, Time of Sale Prospectus and Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xvii)       No Material Adverse Changes. Except as described in each of the Registration Statement, Time of Sale Prospectus and Prospectus, since the date of the latest audited financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has (A) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (B) issued or granted any equity securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, (E) declared or paid any dividend on its limited liability company interests, capital stock or other equity interests, and (F) since such date, there has not been any change in the capital stock, limited partnership or membership interests, as applicable, or short- or long-term debt of the Company or its subsidiaries or any adverse change in or affecting the condition (financial or otherwise), results of operations, members’ or stockholders’ equity, properties, management or business of the Company or its subsidiaries, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xviii)      Real and Personal Property. The Company and its subsidiaries have (i) good and marketable title in fee simple to all real property and (ii) good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such Liens as are described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or which would not reasonably be expected to have a Material Adverse Effect, and do not interfere with the use made and proposed to be made of any property by the Company or its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xix)         Rights-of-way. The Company and its subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct their businesses in the manner described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, Time of Sale Prospectus and Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; the Company and its subsidiaries have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, termination and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; and, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Company and its subsidiaries, taken as a whole.

(xx)          Licenses and Permits. The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for any of the foregoing that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect or except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has reason to believe that any such Permits will not be renewed in the ordinary course, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(xxi)         Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xxii)        Legal Proceedings. Except as described in each of the Registration Statement, Time of Sale Prospectus and Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby. To the knowledge of the Company, no such proceedings are threatened by governmental authorities or others.

(xxiii)       Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Company or any of its subsidiaries have been refused any insurance coverage sought or applied for; and none of the Company or any of its subsidiaries have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xxiv)       Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.

(xxv)        No Violation or Default. None of Company or any of its subsidiaries (A) is in violation of its charter, certificate of formation, bylaws, limited partnership agreement or limited liability company agreement (or similar organizational documents), (B) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (C) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (B) and (C), to the extent any such conflict, breach, violation or default would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvi)       Compliance With Environmental Laws.

Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus:

(A) the Company and its subsidiaries (i) are in compliance with any and all applicable, legally binding foreign, federal, state and local laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to the protection of the environment, natural resources, wildlife or human health or safety, including, without limitation, those relating to the Release (as defined below) or threat of Release of Hazardous Materials (as defined below) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) have applied for or received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received written notice of any actual or potential liability of the Company and its subsidiaries under or relating to, or actual or potential violation by the Company and its subsidiaries of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and, to the knowledge of the Company, there is no environmental incident or condition that would reasonably be expected to result in any such notice, (iv) are not subject to any written or, to the knowledge of the Company, threatened adverse claim by any governmental agency or government body or other person relating to Environmental Laws or Hazardous Materials and (v) to the knowledge of the Company, does not have any liability in connection with the Release into the environment of any Hazardous Material, except where such failure to comply with Environmental Laws in clause (i) above, such failure to receive required permits or such failure to comply with the terms and conditions of such permits in clause (ii) above, such notices in clause (iii) above, such claims in clause (iv) above, or such liability in clause (v) above would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(B) there are no proceedings that are pending, or that are known by the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws and the Company is not aware of any facts or issues which form the basis of any violation of Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(C) to the knowledge of the Company, there are no costs or liabilities of the Company and its subsidiaries associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties under Environmental Laws) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(xxvii)     Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid by them (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a Material Adverse Effect.

(xxviii)    Employee Benefits. Except as would not reasonably be expected to result in a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any of its Subsidiaries would have, directly or indirectly (including as a result of being in a “controlled group” for purposes of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)), any liability (each a “Plan”) has been maintained, and all required contributions to each Plan have been made, in compliance with its terms and with the requirements of applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, or violation of fiduciary obligations, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Sections 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

(xxix)       Statistical and Market Data. The statistical and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and the consolidated financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxx)        Investment Company Act. The Company is not, and immediately after giving effect to the offering and sale of the Shares, will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xxxi)       Authorization of Description of Laws and Documents. The statements set forth in each of the Registration Statement, Time of Sale Prospectus and Prospectus under the caption “U.S. Federal Income Tax Considerations for Non-U.S. Holders of Class A Common Stock,” insofar as they purport to summarize provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(xxxii)      Registration Rights. Except as described in each of the Registration Statement, Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(xxxiii)     No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xxxiv)     No Stabilization. The Company and its affiliates have not taken, and will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(xxxv)      Stabilization Safe Harbor. The Company has not taken any action or omitted to take, nor will take or omit to take, any action (such as issuing any press release relating to any Shares without an appropriate legend) which may result in the loss by the Underwriter of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services Markets Act of 2000.

(xxxvi)     No Unlawful Payments. (A) None of the Company or any of its subsidiaries, nor, to the knowledge of the Company after reasonable inquiry, any director, officer, or employee, agent, or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; and (B) the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(xxxvii)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii)   Compliance with OFAC. (A) None of the Company or any of its subsidiaries, nor, to the knowledge of the Company after reasonable inquiry, any director, officer, employee or agent of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to U.S. Executive Order 14065, the Crimea region, Cuba, Iran, North Korea and Syria); and (B) for the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(b)           Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

SECTION 2.      Representations and Warranties of the Selling Stockholder.

(a)          Representations and Warranties. The Selling Stockholder represents and warrants to the Underwriter and the Company as of the date hereof, the Applicable Time and the Closing Time, and agrees with the Underwriter and the Company, as follows:

(i)            Required Consents; Authority. The Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(ii)           No Conflicts. The execution, delivery and performance by the Selling Stockholder of this Agreement, the sale of the Shares to be sold by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of clauses (i) and (iii) of this Section 2(a)(ii), for such conflicts, breaches or violations that would not reasonably be expected to have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement (a “Selling Stockholder Material Adverse Effect”).

(iii)          Title to Shares. The Selling Stockholder has and will have, immediately prior to the Closing Time, good and valid title to the Shares to be sold at the Closing Time by the Selling Stockholder hereunder, free and clear of all Liens; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all Liens, will pass to the Underwriter.

(iv)          No Stabilization. The Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(v)           Stabilization Safe Harbor. The Selling Stockholder has not taken any action or omitted to take, nor will take or omit to take, any action (such as issuing any press release relating to any Shares without an appropriate legend) which may result in the loss by the Underwriter of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services Markets Act of 2000.

(vi)          Time of Sale Prospectus. The Time of Sale Prospectus, as of the Applicable Time did not, and as of the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited to statements or omissions made in reliance upon or in conformity with the Selling Stockholder Information.

(vii)         Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Stockholder (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule B-2 hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Underwriter.

(viii)        Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Time, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited to the Selling Stockholder Information.

(ix)           Material Information. The sale of Shares by the Selling Stockholder pursuant hereto is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus or the Prospectus.

(x)            No Unlawful Payments. (A) None of the Selling Stockholder or any of its subsidiaries, nor, to the knowledge of the Selling Stockholder after reasonable inquiry, any director, officer or employee of the Selling Stockholder or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (B) the Selling Stockholder and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (C) the Selling Stockholder will not use the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xi)           Compliance with Money Laundering Laws. The operations of the Selling Stockholder and its subsidiaries are and have been conducted at all times in material compliance with the requirements of applicable anti-money laundering laws, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable Anti-Money Laundering Laws of jurisdictions where the Selling Stockholder and its subsidiaries conduct business, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Selling Stockholder, threatened.

(xii)          Compliance with OFAC. (A) None of the Selling Stockholder or any of its subsidiaries, nor, to the knowledge of the Selling Stockholder after reasonable inquiry, any director, officer or employee of the Selling Stockholder or any of its subsidiaries, is a Person that is, or is owned or controlled by one or more Persons that are: (1) the subject of any Sanctions administered or enforced by OFAC, the UNSC, the EU, HMT, or other relevant sanctions authority, or (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to U.S. Executive Order 14065, the Crimea region, Cuba, Iran, North Korea and Syria); (B) The Selling Stockholder will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (2) in any other manner that will result in a violation of Sanctions by the Underwriter; and (C) For the past five years, the Selling Stockholder and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xiv)        Organization and Good Standing. The Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Selling Stockholder Material Adverse Effect.

(b)          Officer’s Certificate. Any certificate signed by any officer of the Selling Stockholder delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Selling Stockholder to the Underwriter as to the matters covered thereby.

SECTION 3.      Sale and Delivery to Underwriter; Closing.

(a)          Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Selling Stockholder, at $45.56 per Share, the number of Shares set forth in Schedule A opposite the name of the Underwriter.

(b)          Payment. Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Hogan Lovells US LLP, or at such other place as shall be agreed upon by the Underwriter, the Company and the Selling Stockholder, at 10:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Company and the Selling Stockholder (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholder to the Underwriter, against delivery to the Underwriter of the Shares to be purchased by the Underwriter.

SECTION 4.      Covenants of the Company. The Company covenants with the Underwriter as follows:

(a)          Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b), will comply with the requirements of Rule 430B, and will notify the Underwriter as soon as practicable (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make every commercially reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b)          Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Securities Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, Time of Sale Prospectus and Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Time of Sale Prospectus or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall reasonably object. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(c)          Delivery of Registration Statements. The Company has furnished or will deliver upon request to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)          Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          Blue Sky Qualifications. The Company will cooperate with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent or otherwise subject itself to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)           Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)          Reporting Requirements. The Company, during the period when the Prospectus is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.

(h)          Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriter represents that it has not made, and agrees that, without the prior consent of the Company, it will not make any offer relating to the Shares that would constitute a “free writing prospectus” required to be filed by the Company with the Commission or retained by the Company under Rule 433.

SECTION 5.      Covenants of the Selling Stockholder. The Selling Stockholder covenants with the Underwriter as follows:

(a)           Tax Form. The Selling Stockholder will deliver to the Underwriter prior to or at the Closing Time a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriter’s documentation of its compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

SECTION 6.      Payment of Expenses.

(a)          Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement other than to the extent described in Section 6(b) below, including without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, if any, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Shares to the Underwriter, (iv) the fees and disbursements of the counsel, accountants and other advisors of the Company, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto; provided, however, that all such fees and disbursements of counsel shall not exceed $10,000, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, reasonable and documented fees and expenses of any consultants engaged with the consent of the Company in connection with the road show presentations, travel and lodging expenses of the representatives of the Company (which, for the avoidance of doubt, does not include the Underwriter for purposes of this Section 6(a)(vii)) and officers of the Company and any such consultants, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA of the terms of the sale of the Shares (such counsel fees not to exceed $35,000) and (ix) the fees and expenses incurred in connection with the listing of the Shares on the Nasdaq Global Select Market. It is understood that, except as provided in clause (a) of this Section 6, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make. For the avoidance of doubt, the Selling Stockholder shall bear all commissions and discounts, if any, from the sale of the Shares.

(b)          Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 7, Section 11(a)(i) or (iii), or Section 12 hereof, the Company shall reimburse the Underwriter for all of its reasonable and documented out of pocket expenses that were actually incurred, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 7.      Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and of the Selling Stockholder contained herein or in certificates of any officer of the Company and of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by each of the Company and the Selling Stockholder of its respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B.

(b)          Opinion of Counsel for Company. At the Closing Time, the Underwriter shall have received the opinion, dated the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)          Opinion of Counsel for Underwriter. At the Closing Time, the Underwriter shall have received the opinion, dated the Closing Time, of Hogan Lovells US LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d)           Opinion of Counsel for Selling Stockholder. At the Closing Time, the Underwriter shall have received the opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Selling Stockholder, in form and substance satisfactory to the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the Limited Liability Company Act of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e)           Officers’ Certificate of the Company. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chief Executive Officer of the Company, in his capacity as such officer only, or of the chief financial or chief accounting officer of the Company, in their respective capacities as such officers only, in form and substance satisfactory to the Underwriter and dated the Closing Time, to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (ii) the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iii) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(f)            Officer’s Certificate of the Selling Stockholder At the Closing Time, the Underwriter shall have received a certificate of an officer of the Selling Stockholder, in form and substance satisfactory to the Underwriter and dated the Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (ii) the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(g)          Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in and incorporated by reference into the Registration Statement, Time of Sale Prospectus and Prospectus.

(h)          Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i)           Exchange Listing. The Shares are listed on the Nasdaq Global Select Market.

(j)            Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement (“Lock-up Agreement”) substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

(k)           Additional Documents. At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder, as the case may be, in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(l)            Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 1, 8, 9, 10, 16, 17 and 18 shall survive any such termination and remain in full force and effect.

SECTION 8.      Indemnification.

(a)          Indemnification of Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates (as such term is defined in Rule 405 under the Securities Act (each, an “Affiliate”)), its selling agents, officers, directors, employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Time of Sale Prospectus, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed;

(iii)          against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity provision shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus, any preliminary prospectus, Time of Sale Prospectus, roadshow or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Selling Stockholder Information or the Underwriter Information.

(b)           Indemnification of Underwriter by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless the Underwriter, its Affiliates, its selling agents, officers, directors, employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case only insofar as such loss, liability, claim, damage or expense arises out of, or is based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Selling Stockholder Information. Notwithstanding anything to the contrary in this Section 8, the liability of the Selling Stockholder under this Section 8 shall be limited to an amount equal to the aggregate gross proceeds (after deducting underwriting discounts and commissions) received by the Selling Stockholder from the sale of the Shares hereunder.

(c)           Indemnification of Company, Selling Stockholder and Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, each director of the Company and each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholder, each director of the Selling Stockholder and each of its officers, and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or roadshow in reliance upon and in conformity with the Underwriter Information.

(d)          Actions against Parties; Notification. Each indemnified party shall give notice in writing as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9.      Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the losses, liabilities, claims, damages or expenses referred to in Section 8 hereof, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the total net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholder, and (ii) the difference between (a) the aggregate price to the public received by the Underwriter and (b) the aggregate price paid by the Underwriter to the Selling Stockholder for the Shares, bear to the aggregate price to public received for the Shares by the Underwriter.

The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Stockholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the nature referred to in Section 8 hereof.

The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts received by the Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, (i) each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Underwriter’s Affiliates, officers, directors, employees and selling agents shall have the same rights to contribution as the Underwriter, (ii) each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, and (iii) each director of the Selling Stockholder, each officer of the Selling Stockholder, and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Selling Stockholder.

SECTION 10.  Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors, any person controlling the Company, its officers or directors, or any person controlling the Selling Stockholder, its officers or directors and (ii) delivery of and payment for the Shares.

SECTION 11.  Termination of Agreement.

(a)          Termination. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the NYSE Amex Equities or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)          Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 1, 8, 9, 10, 16, 17 and 18 shall survive such termination and remain in full force and effect.

SECTION 12.  Default by Selling Stockholder. If the Selling Stockholder shall fail at the Closing Time to sell the number of Shares that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 6, 8, 9, 10, 16, 17 and 18 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Selling Stockholder from liability, if any, in respect of such default.

SECTION 13.  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriter shall be directed to:

J.P. Morgan Securities LLC

Floor 28, 383 Madison Avenue

New York, NY 10179

United States

Attention: Legal Department

with a copy to:

Hogan Lovells US LLP

390 Madison Avenue

New York, New York 10017

Attention: Richard Aftanas

Notices to the Company shall be directed to:

New Fortress Energy Inc.
111 W. 19th Street, 8th Floor
New York, New York 10011
Attention: Cameron D. MacDougall, Esq.

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West

New York, New York 10001

Attention: Michael J. Zeidel; Michael J. Schwartz

Notices to the Selling Stockholder shall be directed to:

Energy Transition Holdings LLC

157 Church Street, 20th Floor

New Haven, Connecticut 06510

Attention: General Counsel

with a copy to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

Attention: Craig Garner; Kevin Reyes

SECTION 14.  No Advisory or Fiduciary Relationship. Each of the Company and the Selling Stockholder agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Shares and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Selling Stockholder, any of their subsidiaries, or their respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering of the Shares or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising either of the Company or the Selling Stockholder or any of their subsidiaries on other matters) and the Underwriter has no obligation to the Company or the Selling Stockholder with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Stockholder, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares, and each of the Company and the Selling Stockholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. Each of the Company and the Selling Stockholder hereby waives any claims that it may have against the Underwriter with respect to any breach of fiduciary duty in connection with the Shares.

SECTION 15.  Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company, the Selling Stockholder and their respective successors and the controlling persons and officers and directors and other persons referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.  TRIAL BY JURY. EACH OF THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES), THE SELLING STOCKHOLDER (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND THE UNDERWRITER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 17.  GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18.  Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 22.  Recognition of the U.S. Special Resolutions Regimes.

(a)           In the event that the Underwriter is a Covered Entity (as defined below) and becomes subject to a proceeding under (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (each, a “U.S. Special Resolution Regime”), the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the applicable U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that the Underwriter is a Covered Entity or a BHC Act Affiliate (as defined below) of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable.

Very truly yours,

NEW FORTRESS ENERGY INC.

By	/s/ Christopher S. Guinta
Name: Christopher S. Guinta
Title: Chief Financial Officer

ENERGY TRANSITION HOLDINGS LLC
By: Great Mountain Partners LLC, its Manager

By	/s/ Jonathan P. Rotolo
Name: Jonathan P. Rotolo
Title: Manager

Signature Page to Underwriting Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. Morgan Securities LLC

By	/s/ Lucy Brash
Name: Lucy Brash Title: Executive Director

Signature Page to Underwriting Agreement

SCHEDULE A

Name of Underwriter	Number of Shares

J.P. Morgan Securities LLC	6,900,000
Total	6,900,000
Sch. A-1

SCHEDULE B-1

Pricing Terms

Public offering price per Share: $46.00

Sch. B-1-1

SCHEDULE B-2

Issuer Free Writing Prospectuses

1.	None
Sch. B-2-1

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Energy Transition Holdings LLC

Sch. C-1

Exhibit A

[Form of lock-up pursuant to Section 7(j)]

December 14, 2022

J.P. Morgan Securities LLC

Re:	New Fortress Energy Inc. Class A Common Stock Lock-Up Agreement

Dear Sirs or Madames:

The undersigned, a stockholder of New Fortress Energy Inc., a Delaware corporation (the “Company”), understands that J.P. Morgan Securities LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and Energy Transition Holdings LLC (the “Selling Stockholder”), providing for the public offering (the “Public Offering”) of Class A common stock, par value $0.01 per share of the Company (the “Shares”).

In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Shares or any securities convertible into or exchangeable or exercisable for Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Shares”), or exercise any right with respect to the registration of any of the Lock-up Shares, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether any such swap or transaction is to be settled by delivery of Lock-Up Shares, in cash or otherwise.

Subject to the conditions below, the undersigned may transfer the Lock-Up Shares without the prior written consent of the Underwriter, provided that, (1) with respect to any transfer described under (i) and (ii) (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement), the Underwriter receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any transfer described under (i), (ii) or (iii) below shall not involve a disposition for value, (3) the transfers described under (i) and (ii) (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement) are not required to be reported with the Securities and Exchange Commission (the “Commission”) on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (4) in the case of a transfer described under (iii) and (iv), any filing required to be made pursuant to Section 16 of the Exchange Act shall clearly indicate that the filing relates to the circumstances described in clause (iii) or (iv) (as applicable), (5) in the case of a transfer under (i), (ii), (iii) and (iv), the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on Form 5 made after the expiration of the 60-day period referred to above) and (6) in the case of a transfer described in (v), (a) any securities received upon such exercise shall be subject to this agreement, (b) no filing under Section 16 of the Exchange Act, or other public announcement, shall be voluntarily made during the Lock-Up Period and (c) any filing required to be made pursuant to Section 16 of the Exchange Act shall clearly indicate that the filing relates to the circumstances described in (v), irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement:

Ex. A-1

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	as a distribution to limited partners, members or stockholders of the undersigned;

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlling, controlled by, under common control with, managing or managed by the undersigned; or

(v)	to the Company in connection with the net exercise or net settlement of an award granted under a compensatory plan of the Company adopted prior to the Public Offering.

In addition, the undersigned may establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Shares during the Lock-Up Period, provided that (i) such plan does not provide for the transfer of Lock-Up Shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Shares may be made under such plan during the Lock-Up Period.

Furthermore, the undersigned may sell Lock-Up Shares of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Shares except in compliance with the foregoing restrictions.

Ex. A-2

This Agreement shall lapse and become null and void if (i) prior to entering the Underwriting Agreement, the Company or the Selling Stockholder notifies the Underwriter in writing that the Company or the Selling Stockholder does not intend to proceed with the offering of the Lock-Up Shares through the Underwriter and files an application to withdraw the registration statement related to the offering, (ii) the Company, the Underwriter and the Selling Stockholder have not entered into the Underwriting Agreement on or before December 14, 2022, or (iii) for any reason the Underwriting Agreement is terminated prior to the Closing Time (as defined therein).

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

Ex. A-3

Very truly yours,

ENERGY TRANSITIONS HOLDINGS LLC
By: Great Mountain Partners LLC, its Manager

Signature:_________

Print Name:________

Signature Page to Form of Lock-up

Ex. A-4